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                                                                Exhibit 99

CONTACTS
--------
FOR LEUKOSITE, INC.:
Augustine Lawlor                          Theresa McNeely
LeukoSite, Inc.                           Feinstein Kean Partners Inc.
(617) 621-9350 ext. 4020                  (617) 577-8110
gus_lawlor@leukosite.com                  www.fkpi.com
www.leukosite.com

FOR ILEX ONCOLOGY, INC.:
Deborah Sibley
Investor Relations
(210) 949-8287

For Immediate Release
---------------------


LeukoSite and ILEX Oncology Provide Update on CAMPATH -Registered Trademark-Clinical Development Program


            -Companies to File for US Marketing Approval in Mid-1999-


CAMBRIDGE, MA, and SAN ANTONIO, TX, April 5, 1999 - LeukoSite, Inc. (Nasdaq:
LKST) and ILEX Oncology, Inc. (Nasdaq: ILXO) announced that they have met with the U.S. Food and Drug Administration (FDA) for a pre-BLA meeting on the clinical development of CAMPATH -Registered Trademark- for the treatment of patients with refractory chronic lymphocytic leukemia (CLL). The companies plan to file a Biologics License Application (BLA) with the FDA in mid-1999.

LeukoSite and ILEX plan to present results of the Phase II pivotal trial at the annual meeting of the European Hematology Association in Barcelona, Spain, June 9-12, 1999. The trial involved 93 patients with confirmed CLL who had failed standard, second-line (fludarabine) therapy. Twenty centers in the U.S. and Europe participated in the study. Efficacy in the trial is being evaluated according to criteria established by the National Cancer Institute. The pivotal Phase II trial builds on a substantial body of data in CLL and lymphoma patients.

"We are very encouraged by the initial evaluation of the results of the pivotal trial and by the progress we have made in assembling the BLA," said Christopher Mirabelli, Ph.D., president and chief executive officer of LeukoSite. "We look forward to completing the work necessary to submit the BLA." CAMPATH -Registered Trademark- is the most advanced of four LeukoSite products in clinical development.

"We recognize and appreciate the FDA's direction and effort in helping us move closer to regulatory review," said Richard Love, president and chief executive officer of ILEX. "The progress we have made with CAMPATH -Registered Trademark- supports our timeline for its development and future commercialization." The drug represents the lead product in the ILEX portfolio of ten innovative oncology compounds.

                              --more--



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CAMPATH -Registered Trademark-, which received "fast track" designation from the FDA, is expected to undergo a six-month priority review by the FDA under the Prescription Drug User Fee Act. The review period begins with the submission of a completed BLA. The FDA has also granted orphan product designation to CAMPATH -Registered Trademark- for CLL.

CLL is the most prevalent form of adult leukemia, affecting approximately 120,000 patients in the U.S. and Europe. CLL is characterized by an accumulation of malignant white blood cells (lymphocytes) in the bone marrow and other tissues, causing lymph note, liver and spleen enlargement and bone marrow dysfunction. Standard front line therapy consists of alkylating agent based drug regimens. Fludarabine is the only approved drug for the treatment of patients who have failed alkylating agents. No approved therapy is available for patients who fail fludarabine therapy. The median survival time for fludarabine resistant patients is six to nine months.

CAMPATH -Registered Trademark- is a humanized monoclonal antibody to the leukocyte antigen CD52, which is expressed on lymphocytes and which is not detected on hematopoietic stem cells. CAMPATH -Registered Trademark- is designed to combat CLL by selectively depleting lymphocytes. Normal lymphocyte populations and immune function are restored in responders at varying times after discontinuation of CAMPATH -Registered Trademark- therapy.

LeukoSite and ILEX are developing CAMPATH -Registered Trademark- through a joint venture that was established in May 1997. In addition to CLL, the companies intend, subject to receipt of regulatory approvals, to begin clinical studies to evaluate the use of the drug for the treatment of multiple sclerosis and transplant rejection.

LeukoSite is a biotechnology company developing proprietary drugs designed to block disease-promoting actions of white blood cells. The focus of LeukoSite's research and development is on drugs for the treatment of cancer, and inflammatory, autoimmune and viral diseases. LeukoSite has nine research and development programs underway and four drug candidates in clinical development. The Company is collaborating with Warner-Lambert Co., Roche Bioscience, Kyowa Hakko Kogyo Co., Ltd., Genentech, Inc. and MorphoSys AG.

News releases issued by LeukoSite, Inc. are available thorough PR Newswire's "Company News On-Call," by calling 800-758-5804 and entering the Company's extension number 114510.

ILEX Oncology, Inc. is a drug development company focused exclusively on accelerated development of drugs for the treatment and prevention of cancer. The company does this in two ways: by advancing a diversified portfolio of anticancer drugs through its ILEX Products subsidiary, and, by offering drug development services on a contract basis to pharmaceutical and biotech companies through its ILEX Oncology Services subsidiary. These complementary businesses draw from the company's core expertise: relationships with international oncology experts, strategic alliances that provide unparalleled access to patient recruitment for clinical trials, and simultaneous European and US drug development and approval capabilities.

Further information about ILEX Oncology, Inc. can be found on the World Wide Web at: http://www.ilexoncology.com


                                        --more--

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CERTAIN STATEMENTS CONTAINED HEREIN, SUCH AS THE COMPANIES' INTENTION TO FILE
A BLA WITH THE FDA IN MID-1999, ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH
TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT
ARE NOT LIMITED TO, RISKS IN TECHNOLOGY AND PRODUCT DEVELOPMENT, FAILURE TO SUCCESSFULLY COMPLETE CLINICAL TRIALS, FAILURE TO RECEIVE MARKET CLEARANCE FROM REGULATORY AGENCIES, COMPETITIVE RISKS AND THOSE RISKS AND UNCERTAINTIES DISCUSSED IN FILINGS MADE BY LEUKOSITE, INC. AND ILEX ONCOLOGY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANIES DISCLAIM ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


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